UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Meredith Corporation (the "Company") held its Annual Meeting on November 14, 2018. The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting. The Company's news release announcing the election of Paula A. Kerger to the Board of Directors is attached as an exhibit.

Proposal One. Election of Directors.
The Company's shareholders elected three persons nominated as Class II directors of the Company and one person nominated as a Class III director of the Company as set forth below:

Nominees	For *	Withhold	Broker Non-Votes
Class II
Thomas B. Harty	83,145,311	402,644	3,599,237
Donald C. Berg	83,095,402	452,553	3,599,237
Paula A. Kerger	83,409,926	138,029	3,599,237
Class III
Frederick B. Henry	74,510,103	9,037,852	3,599,237
* As specified on the proxy card, if no vote For or Withhold was specified, the shares were voted For the election of the named director.

Proposal Two. The Company's shareholders voted to approve, on an advisory basis, the executive compensation program for the Company's named executive officers as described in the proxy statement.

For	Against	Abstain	Broker Non-Votes
81,415,283	1,968,513	164,159	3,599,237

Proposal Three. The Company's shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company for the fiscal year ending June 30, 2019.

For	Against	Abstain	Broker Non-Votes
85,850,305	1,250,294	46,593	—

Item 8.01	Other Events

On November 14, 2018, the Meredith Corporation Board of Directors declared a dividend of $0.545 per share, payable on December 14, 2018, to shareholders of record on November 30, 2018. The Company's news release announcing the dividend declaration, as well as the election of Paula A. Kerger as a Director, is attached.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99	News release issued by Meredith Corporation dated November 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ John S. Zieser
John S. Zieser Chief Development Officer, General Counsel and Secretary

Date:	November 15, 2018